SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 22, 1998



                               GSE SYSTEMS, INC.
                 (Exact name of issuer as specified in charter)


       Delaware                          0-26494               52-1868008
(State or other jurisdiction    (Commission File Number)    (I.R.S. Employer
      of incorporation)                                      Identification No.)


                              9189 Red Branch Road
                            Columbia, Maryland 21045
                    (Address of principal executive offices)


                                 (410) 772-3500
              (Registrant's telephone number, including area code)

Item 5.  Other Events

On October 22, 1998, GSE Systems, Inc. (the "Company") issued a press release in respect of signing a letter of intent for a proposed transaction involving BatchCAD Limited. The text of such press release is set forth in Exhibit 99.1 hereto (the "Press Release") and incorporated by reference herein.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(c)      Exhibits

99.1     Text of Press Release, dated October 22, 1998.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




Date: October 30, 1998          GSE SYSTEMS, INC.


                           /S/ Christopher M. Carnavos
                             Christopher M. Carnavos
                                    President

                                 EXHIBIT INDEX


Exhibit No.                   Description                   Sequential Page No.

     99.1          Text of Press Release, dated                      4
                   October 22, 1998, issued by the Company.

                                                            Exhibit 99.1

             GSE SIGNS LETTER OF INTENT TO ACQUIRE BATCHCAD LIMITED


Columbia,  Maryland,  October 22, 1998 -- GSE  Systems,  Inc.  (Nasdaq  National
Market: GSES), a leading global provider of real time simulation and process control solutions to the energy, process and manufacturing industries, today announced the signing of a letter of intent whereby GSE Systems would exclusively license all software from, assume substantially all customer contracts of and acquire an option to purchase all of the outstanding stock of BatchCAD Limited, a United Kingdom based supplier of batch chemical process development and design consulting services and simulation software tools. The proposed transaction is subject to the execution of definitive agreements, which are anticipated to be completed in December. No other terms of the proposed transaction were announced.

BatchCAD, with its extensive consulting service capabilities, would enable GSE Systems to expand their current application engineering services offering in the process simulation and control industry. BatchCAD provides software tools and services that assist customers at the product conceptualization through product scale-up and feasibility phases of their product development cycle.

"The addition of the BatchCAD team and software tools will be another step towards achieving GSE Systems' vision of providing a complete life-cycle approach with real-time simulation and process control systems," said Brian K. Southern, Senior Vice President. "This will become an integral part of GSE Systems' Rapid Technology Transfer System(tm) (RTTS), which is our suite of software tools and services that assist GSE Systems in delivering applications solutions in the process control industry."

GSE Systems, Inc. develops and delivers business and technology solutions by applying process control, data acquisition and simulation software, systems and services to the energy, process and manufacturing industries worldwide. The Company's products are used in the following industries: specialty chemical, food and beverage, petroleum refining, oil and gas, pharmaceutical, fossil and nuclear power generation, metals and water treatment. GSE Systems is headquartered in Columbia, Maryland with offices in Georgia, Louisiana, Maryland, North and South Carolina, Pennsylvania, and Texas, and its global locations include offices in Belgium, Japan, Korea, Singapore, Sweden, and Taiwan. Information about GSE Systems is available via the Internet's World Wide Web at http:\www.gses.com.

This news release contains forward-looking statements that involve risks and uncertainties, including statements regarding the expected consummation of a transaction involving GSE Systems and BatchCAD and the future benefits GSE Systems expects to derive as a result of such transaction. There are a number of factors that could cause actual results to differ materially from those indicated. Such factors include, without limitation, the possibility that BatchCAD and GSE may be unable to agree on terms for a definitive agreement, that such terms may be different than those currently anticipated, the satisfaction of various customary closing conditions, and GSE Systems' success in integrating BatchCAD into its own operations. The actual future results of GSE Systems may differ materially due to a number of factors, including but not limited to delays in introduction of products or enhancements, size and timing of individual orders, rapid technological changes, market acceptance of new products and competition. These and other factors are more fully discussed in the Company's annual report on Form 10-K for the year ended December 31, 1997 as filed with the Securities and Exchange Commission.